Exhibit 10.5

Execution Version

Brasa (Parent) Inc.

2012 Omnibus Equity Incentive Plan

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), is made effective as of            (the “Issuance Date”), by and between Brasa (Parent) Inc., a Delaware corporation (the “Company”), and             (the “Participant”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Brasa (Parent) Inc. 2012 Omnibus Equity Incentive Plan (the “Plan”).

R E C I T A L S:

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock provided for herein to the Participant pursuant to the Plan and the terms set forth herein; and

WHEREAS, the Participant wishes to accept the restricted stock provided for herein pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of Restricted Stock. On the terms and conditions set forth in this Agreement and each Notice of Restricted Stock Issuance referencing this Agreement (the “Notice”), the Company hereby grants to the Participant and the Participant hereby accepts from the Company, the number of Shares specified in the applicable Notice (the “Restricted Stock”), pursuant to and in accordance with the terms of the Plan. Each Notice, together with this referenced Agreement, shall be a separate award governed by the terms of this Agreement and the Plan (except to the extent otherwise set forth in the Notice).

2. Issuance of Restricted Stock. The Company shall cause to be issued a certificate or certificates for the Restricted Stock, registered in the name of the Participant. For so long as any Shares of Restricted Stock are not vested, the Company shall cause the certificate or certificates representing such unvested shares of Restricted Stock to be deposited in escrow. The Participant shall deliver to the Parent a duly-executed blank Stock Power (in the form attached hereto as Exhibit A), which shall be effective as to the certificate or certificates representing such unvested Restricted Stock.

3. Confidential Information. The Participant acknowledges that during the period of Service the Participant shall have access to and shall be provided with sensitive, confidential, proprietary and trade secret information of the Company and its Affiliates, (including, in each case, such information, observations and data obtained prior to the date of this Agreement concerning the business or affairs of the Company, its Affiliates and their respective predecessors) (collectively, “Confidential Information”) which is the property of the Company and such Affiliates, and agrees that the Company and such Affiliates have a protectable interest in such Confidential Information. Therefore, the Participant agrees that the Participant shall not (during the period of Service and at all times thereafter) disclose to any unauthorized person or use for Participant’s own purposes any such Confidential Information without the prior written consent of the Company unless and to the extent that the aforementioned matters (a) become or are generally known to and available for use by the industry other than as a result of the Participant’s unauthorized acts or omissions in breach of this Agreement, (b) are required to be disclosed by judicial process or law or (c) are in furtherance of the Participant’s duties to the Company or its Affiliates. The Participant shall deliver to the Company at the termination of the Service period, or at any other time the Company may request, (y) all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) which constitute Confidential Information which the Participant may then possess or have under Participant’s control and (z) all property of the Company and its Affiliates in the Participant’s possession, including but not limited to all company-owned computer equipment (hardware and software), telephones, facsimile machines, blackberry and other communication devices, credit cards, office keys, security access cards, badges, and identification cards.

4. Non-Competition. In consideration of the Restricted Stock issued to the Participant hereunder, the Participant acknowledges that in the course of the Participant’s Service with the Company or its Affiliates the Participant has become and shall become familiar with trade secrets and other Confidential Information concerning the Company and its Affiliates that derive independent economic value from not being generally known, and that the Participant’s services have been and shall be of special, unique or extraordinary value to the Company and its Affiliates. Therefore, the Participant agrees that, during the period of the Participant’s Service with the Company or its Affiliates and for two (2) years thereafter (the “Restrictive Period”), the Participant shall not engage, directly or indirectly in the Business (as defined below) in any city or within a fifty (50) mile radius of any city in the United States or Brazil in which the Company or its Affiliates currently operate or will operate during the term of this Agreement, or, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render other financial assistance to, or participate in or be connected with, as an officer, director, employee, partner, stockholder, agent, or consultant or otherwise, any Person that competes with the Business; provided, that, for purposes of this Section 4, ownership of securities having no more than two percent (2%) of the outstanding voting power of any publicly traded Business shall not be deemed to be in violation of this Section 4. The Participant expressly agrees and acknowledges that the restrictions contained in this Section 4 are for the purposes of restricting the activities of the Participant only to the extent necessary for the protection of the legitimate business interests of the Company and its Affiliates, and do not preclude the Participant from earning a livelihood, nor do they unreasonably impose limitations on the Participant’s ability to earn a living. In addition, the Participant agrees and acknowledges that the potential harm to the Company and its Affiliates of their non-enforcement outweighs any harm to the Participant of its enforcement by injunction or otherwise. The Participant expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to the subject matter, time period and geographical area. The Restrictive Period shall be extended by the length of any period during which the Participant is in breach of the terms of this Section 4 or Section 5. For purposes of this Agreement, “Business” means any business which involves the development, opening, operating or franchising of restaurants that derive more than twenty-five percent (25%) of their annual food sales from steak products in the United States or Brazil.

5. Non-Solicitation. The Participant agrees that, during the Restrictive Period, the Participant shall not (a) induce or attempt to induce any customer, supplier or other party with whom or which the Company or any Affiliate did business during the Participant’s Service with the Company and with whom or which the Participant had contact during his or her Service with the Company or any Affiliate to cease doing business with the Company or such Affiliates, or in any way interfere with or attempt to interfere with the relationship between the

Company or its Affiliates and any existing customer, supplier or other party with whom or which the Company or its Affiliates did business during the Participant’s Service with the Company or any Affiliate and with whom or which the Participant had contact during his or her Service with the Company or any Affiliate, the effects of which would tend to divert, diminish, or prejudice the goodwill or business of the Company or any Affiliate, or (b) with respect to anyone who worked for the Company or any Affiliate (hereinafter the “Company Employee”), (i) hire, employ or retain the services of (including , without limitation, as an employee or independent contractor) of any such Company Employee, (ii) directly or indirectly interfere with or attempt to interfere with any Company Employee and/or representative or agent of the Company or its Affiliates, or (iii) induce or attempt to induce any Company Employee to leave the employ of the Company or its Affiliates, whether or not such person is employed or engaged pursuant to a contract with the Company or its Affiliates, or otherwise engaged at will, or violate the terms of their contracts, or any employment arrangements, with the Company or its Affiliates; provided, that, while the foregoing shall not prohibit a general solicitation to the public by general advertising, hiring any person identified in this Section 5 as a result of such general solicitation is prohibited during the Restrictive Period.

6. Participant’s Representations; Restriction on Use of Third Party Confidential Information. The Participant hereby represents and warrants that (a) the execution, delivery and performance of this Agreement by the Participant does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order or judgment to which the Participant is a party or by which the Participant is bound, (b) the Participant is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any person or entity other than the Company or its Affiliates, if any, and (c) this Agreement constitutes the valid and binding obligation of the Participant, enforceable against the Participant in accordance with its terms. The Participant shall not improperly use any confidential information or trade secrets of any third party in connection with the performance of the Participant’s duties.

7. Enforcement. If, at the time of enforcement of any of Section 3 through Section 6, a court or an arbitrator shall hold that the restrictions stated therein are unreasonable under the circumstances then existing, the parties agree that the maximum restrictions reasonable under such circumstances shall be substituted for such restrictions and that the court or arbitrator shall be allowed to revise the restrictions contained herein to the fullest extent permitted by law. Because the Participant’s services are unique and because the Participant has access to Confidential Information, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

8. Rights as a Stockholder. Until such time as the Restricted Stock is forfeited in accordance with the terms of this Agreement, the Participant (or any successor in interest) shall have all the rights of a stockholder (including dividend and liquidation rights) with respect to the Restricted Stock; provided, that, (i) to the extent the Shares of Restricted Stock are not vested, any dividends or other distributions made with respect to the Shares of Restricted Stock shall be remitted to the Company and subject to forfeiture pursuant to the applicable Notice and all restrictions in this Agreement, and shall be released to the Participant, subject to Section 13 hereof, as soon as administratively practicable following the Vesting Date (as defined in the applicable Notice) of the Shares on which such dividends or other distributions were made, but not later than the time of delivery to the Participant, in accordance with Section 2 above, of Shares of Restricted Stock on which the dividends or distributions were made, and (ii) the Participant hereby appoints the Company as its proxy to vote the Shares of Restricted Stock (vested and unvested), which proxy is irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

9. Securities Laws. The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of Shares under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such Shares would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may reasonably request which satisfies such requirements.

10. Participant Representations. The Participant acknowledges that the Company has, to the extent requested by such Participant, has made available to such Participant all documents and other information requested by such Participant in order to make an informed decision with respect to the purchase of the Restricted Stock including such information and documents regarding the Company as it has deemed material to its investment decision.

11. Participant Undertaking. The Participant agrees to take whatever additional actions and execute whatever additional documents that in the reasonable judgment of the Company are required to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Restricted Stock pursuant to the provisions of this Agreement or to comply with applicable laws, provided, that, the Participant shall not be required to incur any expense in connection therewith.

12. No Right to Continued Service. The issuance of the Restricted Stock evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.

13. Withholding. The Participant agrees that (i) he or she will pay to the Company or any applicable subsidiary, as the case may be, or make arrangements satisfactory to the Company or such subsidiary regarding the payment of any foreign, federal, state, or local taxes of any kind required by law to be withheld by the Company or such subsidiary with respect to the Restricted Stock, and (ii) the Company, or such subsidiary, shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any foreign, federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

14. Restrictions on Transfer.

(a) Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the Restricted Stock (or the Shares, following satisfaction of the vesting requirements in the applicable Notice) except in the event of death and in accordance with Section 14.5 of the Plan.

(b) The Company and the Participant acknowledge and agree that the Restricted Stock (and the Shares, following satisfaction of the vesting requirements in the applicable Notice) are subject to and restricted by the Stockholders Agreement. The Participant understands that the Stockholders Agreement contains repurchase rights in respect of the Restricted Stock and Shares in favor of the Company or its designee.

15. Adjustment of Restricted Stock. Adjustments to the Restricted Stock shall be made in accordance with the Plan.

16. Restricted Stock Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock is subject to the terms and conditions of the Plan. In the event of a conflict between any term hereof and a term of the Plan, the applicable term of the Plan shall govern and prevail.

17. Choice of Law. This Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

18. Consent to Jurisdiction. The Company and the Participant, by his or her execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it, he or she is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Participant may, if necessary, seek to enforce and/or execute on a final judgment issued by Delaware court of competent jurisdiction in any other court of competent jurisdiction. The Company and the Participant hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its, his or her address specified pursuant to Section 20 is reasonably calculated to give actual notice.

19. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT HE, SHE OR IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING

OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 19 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 19 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

20. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (b) one (1) business day after deposit with Federal Express or similar overnight courier service, or (c) three (3) business days after being mailed by first class mail, return receipt requested. A notice shall be addressed to the Company at its principal executive office, attention Chief Executive Officer and to the Participant at the address that he or she most recently provided to the Company.

21. Section 83(b) Election. The Participant acknowledges that Participate may make an election under Section 83(b) of the Code and the regulations promulgated thereunder (the “83(b) Election”) with respect to this issuance of Restricted Stock in a form attached hereto as Exhibit B.

22. Entire Agreement. This Agreement, the Notice, the Plan, and the Stockholders Agreement, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof; provided, that, the Participant shall continue to be bound by any other confidentiality, non-competition, non-solicitation and other similar restrictive covenants contained in any other agreements between the Participant and the Company, its Affiliates and their respective predecessors to which the Participant is bound. In the event of any inconsistency between any restrictive covenants contained herein and any restrictive covenants contained in such other agreements, that obligation which is most restrictive upon the Participant shall control.

23. Amendment; Waiver. No amendment or modification of any term of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

24. Successors and Assigns; No Third Party Beneficiaries. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. The Participant hereby expressly acknowledges that the Company’s successors and assigns are permitted to enforce all of the Company’s or its Affiliates’ rights under this Agreement, including but not limited to their rights under Sections 3, 4, 5 and 7. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

25. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

26. No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to the Restricted Stock. The Committee and the Company make no guarantees regarding the tax treatment of the Restricted Stock. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or otherwise and none of the Company or any Affiliate, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

27. Compliance with Section 409A. The Company intends that the Restricted Stock and right to receive Dividends be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the Restricted Stock or payment of Dividends. In the event the Restricted Stock or Dividends are subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 10.1 of the Plan. Notwithstanding any contrary provision in the Plan or this Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under this Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid on the date that immediately follows the end of such six (6) month period (or, if earlier, the date of death of the specified employee) or as soon as administratively practicable thereafter. A termination of Service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this Agreement relating to any such payments or benefits, references to a “termination,” “termination of Service” or like terms shall mean “separation from service.”

*                    *                     *

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the date first written above.

BRASA (PARENT) INC.

By:
Name:
Title:

Agreed and acknowledged as
of the date first above written:

Name:

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto Brasa (Parent) Inc. (the “Company”),                     (                ) shares of common stock, $0.01 par value per share, of the Company standing in his/her/their/its name on the books of the Company represented by Certificate No.                     herewith and does hereby irrevocably constitute and appoint                     his/her/their/its attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Company.

Dated:	Signature:

Print Name and Mailing Address

Instructions:	Please do not fill in any blanks other than the signature line and printed name and mailing address. Please print your name exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the forfeiture of the shares without requiring additional signatures on your part.

EXHIBIT B

Election to Include Value of Restricted Property in Gross Income

in Year of Transfer Under Internal Revenue Code §83(b)

The undersigned (the “Taxpayer”) hereby makes the election pursuant to §83(b) of the Internal Revenue Code with respect to the property described below (the “Property”) and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the Taxpayer:

Name:

Address:

Taxpayer I.D. No.:

2.	A description of the Property with respect to which the election is being made:

3.	The date on which the Property was transferred and the taxable year for which such election is made:

4.	The nature of the restriction(s) to which the Property is subject:

The Property is subject to time-based vesting restrictions. Vesting will accelerate in certain circumstances.

5.	Fair market value at the time of transfer:

6.	Amount paid for the Property:

7.	Furnishing statement to the Company:

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Taxpayer executes this Election to Include Value of Restricted Property in Gross Income in Year of Transfer Under Internal Revenue Code § 83(b).

Name:

DATE: